UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2008

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51968	98-0493819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Broadway, Suite 960 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 977-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On June 2, 2008, MMC Energy, Inc. (the “Company”) issued a press release announcing that based on the receipt of preliminary results from its annual meeting of stockholders, held May 28, 2008, the Company’s stockholders have re-elected the Company’s Board of Directors nominees—Sen. Richard Bryan, Frederick W. Buckman, Denis Gagnon, Michael Hamilton, Phillip G. Harris, Peter Likins, and George Rountree, III by more than an eight-to-one margin over the dissident slate of candidates comprised of former CEO Karl Miller and others. MMC’s slate received over 10 million votes while the dissident group, which owns 1,278,775 shares, received 1,250,845 votes. Preliminary results of the election were tabulated by Georgeson, Inc., the Company’s proxy solicitation firm. Final results will be announced following final tabulation, review and certification by the independent inspector of elections, IVS Associates, Inc.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press Release, dated June 2, 2008, issued by MMC Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MMC ENERGY, INC.

Date: June 2, 2008	By:	/s/ Denis Gagnon
Name: Denis Gagnon
Title: Chief Financial Officer